FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ENGINE NO. 1 ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Brown Brothers Harriman & Co. 50 Post Office Square Boston, MA	02110-1548
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of: Engine No. 1 Transform Supply Chain ETF	Cboe BZX Exchange, Inc.	88-3865014

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-249926

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Engine No. 1 Transform Supply Chain ETF, a series of Engine No. 1 ETF Trust (the “Registrant”), is incorporated by reference to Post-Effective Amendment No. 12 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on December 23, 2022 (Files No. 333-249926; 811-23617). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Certificate of Trust dated October 26, 2020, as filed with the Office of the Secretary of State of the State of Delaware on October 26, 2020, for Deer Lane ETF Trust (the “Registrant” or “Trust”) is incorporated by reference to the Registrant’s Registration Statement on Form N-1A (Registration Nos. 333-249926 and 811-23617) (the “Registration Statement”) filed November 6, 2020.

2.	Certificate of Amendment dated December 21, 2020 to the Certificate of Trust of the Registrant, as filed with the Office of the Secretary of State of Delaware on December 21, 2020 is incorporated by reference to the Registrant’s Registration Statement filed April 23, 2021.

3.	Amended and Restated Agreement and Declaration of Trust of the Registrant dated February 9, 2021 is incorporated by reference to the Registrant’s Registration Statement filed April 23, 2021.

4.	Amended and Restated By-Laws of the Registrant dated February 9, 2021 is incorporated by reference to the Registrant’s Registration Statement filed April 23, 2021.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of December 23, 2022.

Engine No. 1 ETF Trust

By:	/s/ Jennifer Grancio
Name:	Jennifer Grancio
Title:	President, Principal Executive Officer and Trustee

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